EXHIBIT (a)(4)

NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.

ARTICLES OF AMENDMENT

NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC., a Maryland corporation (the "Fund"), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The name of the Fund's Series C Auction Preferred Shares of capital stock is hereby changed to "Series G Auction Preferred Shares".
SECOND:  The name of the Fund's Series B Auction Preferred Shares of capital stock is hereby changed to "Series C Auction Preferred Shares".
THIRD:  The name of the Fund's Series D Auction Preferred Shares of capital stock is hereby changed to "Series H Auction Preferred Shares".
FOURTH:  The foregoing amendments  do not change the outstanding capital stock of the Fund or the aggregate par value thereof.
FIFTH:  The foregoing amendments to the charter of the Fund have been approved by the Board of the Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law.
SIXTH:  These Articles shall become effective immediately before 5:00 p.m. EST on March 7, 2008.

IN WITNESS WHEREOF, Neuberger Berman Real Estate Securities Income Fund Inc. has caused these Articles to be signed on March 7, 2008 in its name and on its behalf by its President or a Vice President and witnessed by its Secretary or Assistant Secretary.

NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.

By:	/s/ Robert Conti
Name:	Robert Conti
Title:	VP

WITNESS:

/s/ Claudia A. Brandon
Name:  Claudia A. Brandon
Title:     Secretary

The undersigned President or a Vice President of Neuberger Berman Real Estate Securities Income Fund Inc., who executed on behalf of the Fund the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Fund the foregoing Articles of Amendment to be the corporate act of the Fund, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

/s/ Robert Conti
Name: Robert Conti
Title: VP